Exhibit 10.1

*** Certain information in this document has been excluded pursuant to Regulation S-K, item 601(b)(10). Such excluded information is not material and is information that the company treats as private or confidential. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***

Execution Version

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between each Assignor identified in item 1 below (each, an “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). It is understood and agreed that the rights and obligations of the Assignors hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an amount equal to the outstanding Obligations due and owing to the Assignors as of the Effective Date plus, without double-counting or duplication, any additional outstanding Obligations (including without limitation, accrued and unpaid interest, default interest and any other Lender Group Expenses) incurred in connection with the Credit Agreement and the transactions contemplated hereby on or after the Effective Date, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agents as contemplated below (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders or creditors under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the respective Assignors under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an “Assigned Interest”). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by any Assignor. The parties hereto agree that the amount of the outstanding Obligations due and owing to the Assignors as of the Effective Date is $99,836,987.34.

1.          Assignors: AFC Gamma, Inc., AFC Institutional Fund LLC and AFC Agent LLC

2.          Assignee: 11065220 Canada Inc.

3.          Borrower: High Street Capital Partners, LLC

4.          Agents: AFC Agent LLC and VRT Agent LLC, as co-agents under the Credit Agreement.

5.          Credit Agreement:        That certain Credit Agreement, dated as of December 16, 2021, by and among, HIGH STREET CAPITAL PARTNERS, LLC, as Borrower, the other Loan Parties party thereto from time to time, ACREAGE HOLDINGS, INC., as parent, the lenders party thereto from time to time, AFC AGENT LLC, a Delaware limited liability company, and VRT AGENT LLC, a Delaware limited liability company, as co-agents, as the same may be amended, supplemented or otherwise modified from time to time prior to the date hereof.

6.          Assigned Interests: [***]

7.          Notice and Wire Instructions:

AFC Gamma, Inc.	525 Okeechobee Blvd Suite 1650 West Palm Beach, FL 33401 Attn: Agent Email: [Omitted pursuant to Item 601(a)(6) of Regulation S-K]
Wire instructions:	[Omitted pursuant to Item 601(a)(6) of Regulation S-K]
AFC Institutional Fund LLC	525 Okeechobee Blvd Suite 1650 West Palm Beach, FL 33401 Attn: Agent Email: [Omitted pursuant to Item 601(a)(6) of Regulation S-K]
Wire instructions:	[Omitted pursuant to Item 601(a)(6) of Regulation S-K]
11065220 Canada Inc.	1 Hershey Drive Smiths Falls, ON, K7A 0A8 Attn: Christelle Gedeon Email: [Omitted pursuant to Item 601(a)(6) of Regulation S-K]
Effective Date: June 3, 2024

[Remainder of page intentionally left blank; Signature pages follow]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNORS

AFC GAMMA, INC.

By:	/s/ Dan Neville
Name: Dan Neville
Title: CEO

AFC INSTITUTIONAL FUND LLC

By:	/s/ Jeff Boccuzzi
Name: Jeff Boccuzzi
Title: Authorized Signatory

AFC AGENT LLC

By:	/s/ Gabriel Katz
Name: Gabriel Katz
Title: Authorized Signatory

ASSIGNEE

11065220 CANADA INC.

By:	/s/ Christelle Gedeon
Name: Christelle Gedeon
Title: Chief Legal Officer

Consented to and Accepted:

AFC AGENT LLC, as Co-Agent

By:	/s/ Gabriel Katz
Name: Gabriel Katz
Title: Authorized Signatory

VRT AGENT LLC, as Co-Agent

By:	/s/ Dante Domenichelli
Name: Dante Domenichelli
Title: Authorized Signatory

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.             Representations and Warranties.

1.1         Assignors. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2         Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 14.1 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase such Assigned Interest, and (vii) if it is a Lender organized under the laws of a jurisdiction other than the United States, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether for amounts which have accrued prior to or after the Effective Date.

3.             General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflict of laws principles thereof.